440 Stevens Ave. Ste 150 Solana Beach, CA 92075                                                                                                aevex.com
Press Release
For Immediate Release
Exhibit 99.1
AEVEX Corp. Announces Financial Results for First Quarter 2026
SOLANA BEACH, Calif., May 20, 2026 – AEVEX Corp. (NYSE: AVEX) ("AEVEX" or the Company)
announced results today for the three months ended March 31, 2026 ("First Quarter 2026").
First Quarter 2026 Highlights
•Total revenue of $216.7 million, up 307% from $53.3 million in Q1 2025
•Net Income of $21.0 million compared to a net loss of $27.3 million in Q1 2025
•Adjusted EBITDA* of $36.4 million compared to Adjusted EBITDA* of $(13.4) million in Q1 2025
Outlook for Full Year 2026
•Total revenue of $600.0 million to $620.0 million
•Adjusted EBITDA* of $88.0 million to $94.5 million
* See “Non-GAAP Financial Measures” below for an explanation of this measure. The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. However, the Company estimates depreciation and amortization of approximately $21.3 million and interest expense of approximately $13.2 million for the year ending December 31, 2026.
“AEVEX entered 2026 with strong momentum, and our first‑quarter performance reflects both continued
execution and the robust demand for the battle-tested autonomous systems and mission software we deliver. Across our portfolio, our teams are delivering on key programs while scaling production to meet customer needs with speed and reliability in an increasingly dynamic global environment,” said Roger Wells, CEO of AEVEX.
“We are particularly encouraged by the sustained customer adoption of our AI‑enabled autonomy solutions powered by CompassX, along with our next‑generation solutions—capabilities that have been validated in operational use and are increasingly central to customer modernization priorities.
As we move through the year, we remain disciplined in how we invest in innovation, manufacturing capacity, and mission success. With a proven ability to deliver at scale, a robust pipeline, and deep alignment with
DoW and international allies' priorities, we believe AEVEX is well-positioned to create durable value for all stakeholders. I’m proud of what our teams accomplished this quarter, and I’m confident in our continued execution against our long‑term objectives.”
“AEVEX delivered a solid first quarter, driven by disciplined execution across both Tactical Systems and
Global Solutions and supported by funded backlog and healthy demand visibility. We saw balanced contributions across our product and mission‑solutions portfolios, continued progress in improving cash flow, and prudent capital deployment. As we move further into the year, we remain focused on scaling efficiently, strengthening margins, and investing in autonomy and software capabilities aligned with long‑term customer demand, and our teams continue to perform with discipline as we execute against our 2026 plan,” said Todd Booth, CFO of AEVEX
Total revenues increased to $216.7 million from $53.3 million, or by $163.4 million, for the three months ended March 31, 2026, compared to the same period in 2025. The increase is primarily due to $161.0 million of higher revenues in our Tactical Systems segment primarily from UAS products and $4.3 million of higher revenue in our Global Solutions segment from aircraft modifications and testing products and services, which is offset by
$2.2 million of lower revenue in our Global Solutions segment primarily from a decrease in mission support, intelligence, surveillance, and reconnaissance services.
For the three months ended March 31, 2026, our net income (loss) increased to net income of $21.0 million and a net income margin of 9.7% from a net loss of $(27.3) million and a net loss margin of (51.3)%, or by $48.3 million, compared to the same period in 2025. The increase was primarily driven by a $49.4 million increase in products gross profit, a $4.0 million increase in services gross profit and a $6.2 million decrease in research and development expenses primarily for UAS products and services development activities. These favorable impacts were partially offset by a $10.8 million increase in selling, general and administrative expenses, primarily due to a
$3.8 million increase in audit and accounting fees related to our IPO process, a $3.0 million increase in new employee-related costs and a $1.1 million repurchase of Incentive Units.
For the three months ended March 31, 2026, Adjusted EBITDA was $36.4 million and Adjusted EBITDA margin was 16.8%. This is compared to Adjusted EBITDA of $(13.4) million and Adjusted EBITDA margin of
(25.1)% for the three months ended March 31, 2025. The increase was primarily driven by a $48.4 million increase in Tactical Systems Adjusted EBITDA as a result of the increase in products revenue and decrease in research and development expense for UAS products and services, which was partially offset by the increase in cost of products revenue and the increase in selling, general and administrative expenses for new employee-related costs. In addition, the increase was also driven by a $6.3 million increase in Global Solutions Adjusted EBITDA, primarily due to higher revenue from aircraft modification and testing products and services, which is offset by lower revenue from mission support, intelligence, surveillance, and reconnaissance products and services.
Segment Highlights
We measure the performance of our reportable segments based on total segment revenue and Segment
Adjusted EBITDA. Our operating and reportable segments are Tactical Systems and Global Solutions. The following table presents total revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA margin (in thousands):

	Three Months Ended March 31,		Change
	2026	2025	$	%
Tactical Systems
Segment revenue	$190,797	$29,451	$161,346	547.8%
Segment Adjusted EBITDA	$38,521	$(9,867)	$48,388
Segment Adjusted EBITDA Margin	20.2%	(33.5)%
Global Solutions
Segment revenue	$25,896	$23,807	$2,089	8.8%
Segment Adjusted EBITDA	$4,201	$(2,103)	$6,304
Segment Adjusted EBITDA Margin	16.2%	(8.8)%
Tactical Systems
Tactical Systems segment revenue increased to $190.8 million from $29.5 million, or by $161.3 million and 547.8%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase is primarily due to $161.0 million of higher revenue from UAS products.
Tactical Systems Adjusted EBITDA increased to $38.5 million from $(9.9) million, or by $48.4 million, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase is primarily due to the increase in products revenue and the decrease in research and development expense for UAS products and services, which was offset by the increase in cost of products revenue and the increase in selling, general and administrative expenses for new employee-related costs.
Global Solutions
Global Solutions segment revenue increased to $25.9 million from $23.8 million, or by $2.1 million and
8.8%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase is primarily due to $4.3 million of higher revenue from aircraft modifications and testing products and services, which is offset by $2.2 million of lower revenue from mission support, intelligence, surveillance, and reconnaissance products and services.
Global Solutions Adjusted EBITDA increased to $4.2 million from $(2.1) million, or by $6.3 million, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase is primarily due to higher gross profit from aircraft modification and testing products and services and mission support, intelligence, surveillance, and reconnaissance services.
Funded Backlog
Funded backlog represents our estimate of the revenue we expect to realize in future periods as a result of performing work on funded contracts that have been awarded to us (net of any revenue already recognized as of the backlog date). We include the aggregate expected revenue from awarded contracts in our funded backlog upon the execution of a legally binding agreement (e.g., written contract or purchase order), even though our contracts include certain termination rights exercisable by our customers with advance notice. We exclude from funded backlog any unfunded contract options and at-risk work. Deferred revenue recognized on our consolidated balance sheets consists of payments and billings that we have received in excess of revenue that we have recognized. Because cash receipts from these contracts have not been recognized into revenue, they are included in our backlog calculation.
We view funded growth in backlog as a key measure of our future business prospects. We monitor our funded backlog because we believe it is a forward-looking indicator of potential sales that can be helpful to investors in evaluating the performance of our business and identifying trends over time. Although funded backlog reflects business associated with contracts that are considered to be firm, terminations, amendments, or contract cancellations may occur, which could result in a reduction in our total backlog and potential future revenue that never gets recognized.

	March 31, 2026	December 31, 2025
Funded backlog	$356,623	$503,123
Funded backlog includes both single and multi-year awards, and fluctuations in backlog are driven primarily by the timing of large program wins. The decrease of $146.5 million in funded backlog for the three months ended March 31, 2026 was primarily due to revenue recognized for the EUCOM AOR Deep Strike program during the three months ended March 31, 2026. We expect to convert approximately 93.0% of the total $356.6 million of funded backlog as of March 31, 2026 into revenue during the remainder of 2026.
In addition, our funded backlog is subject to meaningful customer concentration risk. As of March 31,
2026, approximately 73.9% of the total dollar value of our funded backlog related to the U.S Government. For purposes of evaluating our funded backlog, we consider all U.S. Government entities to be one customer.
Additionally, funded backlog that is originally funded through U.S. Government efforts is considered to be U.S.
Government backlog even if the program is directly contracted through an intermediary.
Business Outlook for the Full Year 2026
For the full fiscal year 2026, the Company expects total revenue of between $600.0 million and $620.0 million, and Adjusted EBITDA* between $88.0 million and $94.5 million, excluding any future acquisitions.
* See “Non-GAAP Financial Measures” below for an explanation of this measure. The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results.
However, the Company estimates depreciation and amortization of approximately $21.3 million and interest expense of approximately $13.2 million for the year ending December 31, 2026.
The foregoing estimates, which are based on information as of May 20, 2026, are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our expectation that the government will remain open, that there will not be prolonged continuing resolutions, and that the general contracting and funding environment does not materially change. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission (the “SEC”).
Investor/Analyst Conference Call
AEVEX Chief Executive Officer, Roger Wells, and Chief Financial Officer, Todd Booth, will host an earnings conference call Wednesday, May 20, 2026, reviewing the first quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 5pm EST.  Details on how to access the call can be found on Events and Presentation section of the company's Investor Relations website. Analysts looking to participate live on the call may register here: https://tinyurl.com/AVEXConferenceCall.
For more information, visit www.aevex.com.
About AEVEX
AEVEX Corp. (NYSE: AVEX) is a leading U.S. defense technology company delivering autonomous unmanned systems, AI‑enabled mission software, and advanced ISR and electronic warfare solutions for national security customers. With vertically integrated engineering, rapid prototyping, and high‑volume manufacturing across multiple U.S. locations, AEVEX provides affordable, front‑line‑ready capabilities designed for contested and
GPS‑denied environments. AEVEX’s mission is to strengthen deterrence, enhance warfighter effectiveness, and help ensure the United States maintains technological and industrial advantage in the era of autonomy.
Media Contact
Brian Manning
bmanning@aevex.com
Investor Relations Contact
Jason Gursky
jgursky@aevex.com
Forward-Looking Statements
This press release and related conference call contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release and related conference call are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,”
“intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
For example, all statements we make relating to our financial outlook or guidance, our estimated and projected costs, expenditures, cash flows and growth rates, our plans and objectives for future operations, backlog, total addressable market opportunity, production ramp up, growth and M&A strategy, and capital allocation priorities are forward-
looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: our reliance on a limited number of major customers for a substantial portion of our revenue; the potential for reductions, delays, or changes in U.S. and foreign government budgets, spending priorities, procurement processes, or military transformation initiatives; our dependence on government contracts; increasing competitive pressures in our industry; decline or lack of growth with respect to the markets into which we sell our products and services; our failure to expand into new markets or introduce new offerings; our inability to manage increasing technological complexity, scale manufacturing capacity, achieve cost reductions or realize projected economies of scale; claims that our complex products and services may contain unknown defects or errors; the scarcity, unavailability, or increased cost of critical components or raw materials; violations of export controls, sanctions and other regulations; political, economic and regulatory instability in foreign markets; our dependence on senior management and key employees; challenges developing, commercializing or achieving market acceptance for new products, services or enhancements, particularly those involving artificial intelligence; changes in tax laws, trade policies, tariffs, inflation, recession and other macroeconomic or market conditions; difficulties executing, integrating or realizing expected benefits from acquisitions, and exposure to unexpected liabilities from such transactions; technological failures, cybersecurity breaches or unauthorized access to our, our customers' or our suppliers' information and systems; dependence on our facilities; and the other factors set forth in our filings with the SEC.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the “Risk Factors” and “Management's Discussion and
Analysis of Financial Condition and Results of Operations” sections in our Prospectus. All written and oral forward-
looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this press release and related conference call in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. The forward-looking statements included in this press release and related conference call are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
ATHENA TECHNOLOGY SOLUTIONS HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and unit amounts)

	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$27,449	$27,908
Accounts receivable, net	85,821	55,215
Contract assets	120,701	79,680
Inventories	6,101	4,134
Prepaid expenses and other current assets	26,559	23,479
Total current assets	266,631	190,416

Goodwill	292,328	292,328
Customer relationships, net	106,231	110,250
Other intangible assets, net	1,761	1,864
Property and equipment, net	20,038	19,586
Operating lease right-of-use assets	7,322	7,697
Other assets	1,564	478
Asset held for sale	4,376	4,376
Total assets	$700,251	$626,995

Liabilities, Mezzanine Equity and Equity
Current Liabilities:
Accounts payable	$46,747	$23,700
Accrued expenses and other current liabilities	25,098	21,760
Deferred revenue	21,190	10,942
Current portion of long-term debt	2,720	2,720
Operating lease liabilities	3,493	3,426
Total current liabilities	99,248	62,548

Long-term debt, net of current portion	255,164	255,780
Operating lease liabilities, net of current portion	4,241	4,700
Series A preferred units derivative liability	25,541	19,999
Total liabilities	384,194	343,027

Mezzanine Equity:
Series A preferred units, no par value, 120,000 units authorized, 115,342 and 100,000 units issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	93,908	80,371

Equity:
Class A units, no par value; 88,532,824 units authorized and issued, 88,432,824 and 88,532,824 units outstanding as of March 31, 2026 and December 31, 2025, respectively	217,571	199,016
Total members’ equity	217,571	199,016
Noncontrolling interest	4,578	4,581
Total equity	222,149	203,597
Total liabilities, mezzanine equity, and equity	$700,251	$626,995
ATHENA TECHNOLOGY SOLUTIONS HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except unit and per unit amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Products	$191,844	$26,487
Services	24,849	26,771
Total revenue	216,693	53,258
Cost of revenue:
Products	140,158	24,241
Services	20,041	25,955
Total cost of revenue	160,199	50,196
Gross profit	56,494	3,062
Operating expenses:
Selling, general, and administrative	19,412	8,588
Research and development	3,337	9,490
Amortization of intangible assets	4,122	4,080
Change in contingent consideration	—	1,221
Total operating expenses	26,871	23,379
Income (loss) from operations	29,623	(20,317)
Other income (expense), net:
Interest expense	(6,544)	(7,179)
Interest income	106	214
Change in fair value of derivative liability	(2,400)	—
Other income, net	213	—
Total other expense, net	(8,625)	(6,965)
Income (loss) before income taxes	20,998	(27,282)
Provision for income taxes	—	40
Net income (loss)	20,998	(27,322)
Net income attributable to noncontrolling interest	72	7
Net income (loss) attributable to Athena Technology Solutions Holdings, LLC	$20,926	$(27,329)

Net income (loss) per Class A unit:
Basic and diluted	$0.22	$(0.31)

Weighted average Class A units outstanding:
Basic and diluted	88,478,380	88,532,824
ATHENA TECHNOLOGY SOLUTIONS HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income (loss)	$20,998	$(27,322)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,309	5,173
Amortization of debt issuance costs	90	301
Stock compensation expense	39	44
Change in contingent consideration	-	1,221
Deferred income taxes	-	33
Noncash operating lease expense	820	781
Provision for inventory obsolescence	67	358
Change in fair value of derivative liability	2,400	-
Gain on sale of equipment	(48)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(30,371)	(19,139)
Contract assets	(41,021)	9,359
Inventories	(2,034)	(1,785)
Prepaid expenses and other current assets	3,518	(1,031)
Other assets	(12)	340
Accounts payable	21,410	5,733
Accrued expenses and other current liabilities	(927)	5,504
Deferred revenue	10,248	1,058
Operating lease liabilities	(837)	(776)
Net cash used in operating activities	(10,351)	(20,148)
Investing activities
Business acquisition, net of cash acquired	(500)	(2,077)
Purchases of property and equipment	(1,250)	(1,643)
Net cash used in investing activities	(1,750)	(3,720)
Financing activities
Proceeds from Series A preferred units, net of issuance costs	15,317	-
Repurchase of Class A units	(1,048)	-
Distributions to noncontrolling interest	(75)	(68)
Repayment of notes payable	(680)	(680)
Payments of deferred offering costs	(1,872)	-
Net cash provided by (used in) financing activities	11,642	(748)
Net decrease in cash and cash equivalents	(459)	(24,616)
Cash and cash equivalents:
Beginning of period	27,908	45,603
End of period	$27,449	$20,987

Supplemental disclosures of cash flow information:
Cash paid for interest	$6,340	$6,820

Supplemental disclosures of noncash financing and investing activities:
Purchase of property and equipment in accounts payable and accrued expenses	$829	$510
Series A preferred units accretion	1,362	-
Deferred offering costs in accounts payable and accrued expenses	4,726	-
Deferred financing costs in accrued expenses	1,100	-
Right-of-use assets obtained in exchange for new lease liabilities	445	573
Non-GAAP financial measures
We use certain non-GAAP key performance indicators to evaluate our business operations, including Adjusted
EBITDA, Adjusted EBITDA Margin and free cash flow.
The non-GAAP financial measures presented in this press release and related conference call are supplemental measures of our performance that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors with greater transparency to the information used by management for its operational decision-making. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-
GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income (loss) before interest income and expense, income tax expense
(benefit), depreciation and amortization expense, other income (expense), changes in the fair value of contingent consideration  liabilities, IPO-related costs, asset impairments, business acquisition costs, and restructuring costs, as well as certain non-recurring items. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allow for consistent comparison of our operating results over time and relative to our peers.
The following table presents a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA
Margin for the three months ended March 31, 2026 and 2025 (in thousands):

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$20,998	$(27,322)
Interest expense	6,544	7,179
Interest income	(106)	(214)
Provision for income taxes	—	40
Depreciation and amortization	5,309	5,173
Other income, net	(213)	—
Change in contingent consideration	—	1,221
Change in fair value of derivative liability	2,400	—
IPO-related costs(1)	1,475	—
Other(2)	—	563
Adjusted EBITDA	$36,407	$(13,360)
Total revenue	$216,693	$53,258
Net income (loss) margin	9.7%	(51.3)%
Adjusted EBITDA Margin	16.8%	(25.1)%
(1) Represents non-recurring professional service fees related to the public offering and IPO readiness.
(2) Other for the three months ended March 31, 2025 includes $0.5 million of legal fees related to the non-recurring Viking legal settlement.